AMENDMENT NO. 3
                                       TO
                                CREDIT AGREEMENT


         This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 28th day of June, 2002, by and among LACROSSE FOOTWEAR, INC., a Wisconsin corporation ("Lacrosse"), DANNER SHOE MANUFACTURING CO., a Wisconsin corporation ("Danner" together with Lacrosse, collectively the "Borrowers" and individually, a Borrower), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Agent"), for itself as a Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Schedule A to the Credit Agreement (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Borrowers, Agent and Lenders have entered into that certain Credit Agreement, dated as of June 15, 2001, as previously amended (as amended, the "Credit Agreement"); and

         WHEREAS, the Borrowers, Agent and Lenders desire to waive certain provisions of the Credit Agreement and otherwise amend the Credit Agreement as herein set forth.

         NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, Lenders and the Borrowers agree as follows:

     SECTION 1 Amendments.

     (a) Subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, Annex G of the Credit Agreement is hereby amended by amending Section (c) thereto read as follows:

                  (c) Minimum Tangible Net Worth. Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, Tangible Net Worth equal to or greater than:

  $23,882,000    as of the Fiscal Quarter ending on or about September 30, 2001;
  $25,920,000    as of the Fiscal Quarter ending on or about December 31, 2001;
  $21,920,000    as of the Fiscal Quarter ending on or about March 31, 2002;
  $20,620,000    as of the Fiscal Quarter ending on or about June 30, 2002;
  $22,620,000    as of the Fiscal Quarter ending on or about September 30, 2002;
  $25,920,000    as of the Fiscal Quarter ending on or about December 31, 2002;
  $21,920,000    as of the Fiscal Quarter ending on or about March 31, 2003
  $21,920,000    as of the Fiscal Quarter ending on or about June 30, 2003
  $23,920,000    as of the Fiscal Quarter ending on or about September 30, 2003

  $25,920,000    as of the Fiscal Quarter ending on or about December 31, 2003
  $21,920,000    as of the end of each Fiscal Quarter occurring thereafter

     SECTION 2 Covenant. On or before July 28, 2002, the Borrowers shall deliver to the Agent an operating plan of the Borrowers, on a consolidated and consolidating basis, in form and substance satisfactory to the Agent and containing the same statements, assumptions and information required in the operating plan otherwise required to be delivered pursuant to Section (c) of Annex E to the Credit Agreement, covering the time period beginning January 1, 2003 and ending June 30, 2004 (such satisfactory operating plan referred to herein as the "Amendment Operating Plan"). The Agent and the Lenders agree to review and evaluate the Amendment Operating Plan within thirty days of receipt to determine the feasibility of resetting or redefining the financial covenant requirements currently contained in the Credit Agreement in such a way as is mutually acceptable to the Borrowers, the Agent and the Lenders including, without limitation, a fixed charge coverage ratio.

     SECTION 3 Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent:

          (a) This Amendment shall have been executed and delivered by Lenders and the Borrowers.

          (b) The representations and warranties contained herein shall be true and correct in all respects.

          (c) The Borrowers shall have paid to the Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $20,000, such amendment fee to be non-refundable, fully earned and payable on the date hereof.

     SECTION 4 Representations And Warranties Of Credit Parties.

          (a) The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

          (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

          (c) Neither the execution, delivery and performance of this Amendment by each Borrower nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof.

     SECTION 5 Reference To And Effect Upon The Credit Agreement.

          (a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

     SECTION 6 Costs And Expenses. As provided in Section 11.3 of the Credit Agreement, Borrowers agree to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

     SECTION 7 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     SECTION 8 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

     SECTION 9 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                            (signature page follows)

             [Signature Page to Amendment No. 3 to Credit Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the date first written above.

                                     LACROSSE FOOTWEAR, INC.


                                     By:  /s/
                                     Name:
                                     Title:


                                     DANNER SHOE MANUFACTURING CO.


                                     By:   /s/
                                     Name:
                                     Title:


                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as Agent and Lender


                                     By:   /s/
                                           Duly Authorized Signatory


                                     THE CIT GROUP/COMMERCIAL SERVICES, INC.
                                     as Lender


                                     By:   /s/
                                     Name:
                                     Title:




            [Signature Page to Amendment No. 3 to Credit Agreement]